Exhibit 10.41

FOURTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

This Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”) is made as of the 24th day of March, 2006 by and among

PATHMARK STORES, INC., a corporation organized under the laws of the State of Delaware, having a place of business at 200 Milik Street, Carteret, New Jersey 07008;

the LENDERS party hereto;

FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.), as Administrative Agent and Collateral Agent for the Lenders, a Delaware limited liability company, having a place of business at 40 Broad Street, Boston, Massachusetts 02109

THE CIT GROUP/BUSINESS CREDIT, INC., as Syndication Agent; and

GMAC COMMERCIAL FINANCE LLC and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents have entered into an Amended and Restated Credit Agreement dated as of October 1, 2004 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent, the Collateral Agent, the Lenders, the Syndication Agent, and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Article VI. The provisions of Article VI of the Credit Agreement are hereby amended by deleting the provisions of SECTION 6.17 in their entirety and substituting the following in their stead:

6.17 Ratio of Credit Extensions to Consolidated EBITDA. The Borrower shall not, at any time, permit the ratio of the Credit Extensions to Consolidated EBITDA (calculated on a trailing four fiscal quarter basis) at the end of any fiscal quarter to be more than (i) for the fourth fiscal quarter of Fiscal Year 2005 and each of the first three fiscal quarters of Fiscal Year 2006, 2.40:1.00, and (ii) for each fiscal quarter thereafter, 1.90:1.00.

3.	Conditions to Effectiveness. This Fourth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.	This Fourth Amendment shall have been duly executed and delivered by the Borrower, the Administrative Agent, the Collateral Agent and the Required Lenders. The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	The Borrower shall have reimbursed the Administrative Agent for all expenses due and payable in connection herewith, including, without limitation, its reasonable attorneys’ fees.

c.	The Borrower shall have paid to the Administrative Agent, for the account of the Lenders, an amendment fee as set forth in the amendment fee letter dated as of even date herewith.

d.	No Default or Event of Default shall have occurred and be continuing.

e.	The Borrower shall have provided such additional instruments and documents to the Administrative Agent as the Administrative Agent and its counsel may have reasonably requested.

4.	Miscellaneous.

a.	Except as provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and reaffirms all of the representations, warranties and covenants therein contained. Without limiting the generality of the foregoing, the Borrower hereby acknowledges, confirms and agrees that all Collateral shall continue to secure the Obligations and any modifications, amendments, substitutions or renewals thereof.

b.	This Fourth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

c.	This Fourth Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon. Any determination that any provision of this Fourth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Fourth Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

PATHMARK STORES, INC.
By:	/s/ Frank Vitrano
Print Name: Frank Vitrano Title: President and Chief Financial Officer

FLEET RETAIL GROUP, LLC, as Administrative Agent, Collateral Agent and Lender
By:	/s/ Keith Vercauteren
Print Name: Keith Vercauteren Title: Managing Director

GMAC COMMERCIAL FINANCE LLC
By:	/s/ Christopher Gavch
Print Name: Christopher Gavch Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Brian P. Schwinn
Print Name: Brian P. Schwinn Title: Duly Authorized Signatory

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Matthew DeFranco
Print Name: Matthew DeFranco Title: Assistant Vice President

WELLS FARGO FOOTHILL, LLC
By:	/s/ David Hill
Print Name: David Hill Title: Vice President